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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 20, 2019, relating to the consolidated financial statements and financial statement schedule of Archrock, Inc. and subsidiaries (the "Company") (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the manner in which it accounts for revenue from contracts with customers due to the adoption of the new revenue standard), and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Archrock, Inc. for the year ended December 31, 2018, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
August 1, 2019

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM